UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2011

GBS ENTERPRISES INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

302 North Brooke Drive
Canton, GA 30014
(Address of Principal Executive Offices)
(Zip Code)

(404) 474-7256
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Copies to:
Philip Magri, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
Direct Dial: (732) 610-2435
T: (732) 610-2435
F: (732) 530-9008
PhilMagri@SourlisLaw.com
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 11, 2011, GBS Enterprises Incorporated (OTCBB: GBSX), a Nevada corporation (the “Company”), consummated a private placement offering (the “Offering”) involving the sale of an aggregate of 5,894,000 Units at a subscription price of $1.25 per Unit, for gross proceeds of $7,367,500.

Each Unit sold in the Offering consists of one share of the Company’s Common Stock and one Warrant to purchase one share of Common Stock of the Company from the date of grant until the third anniversary date of the date of grant for a purchase price of $1.50 per share.

The Company sold the Units pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded the Company under Rule 506 of Regulation D and Regulation S promulgated under the Securities Act due to the fact that offers and sales of the Units were made only to U.S. “accredited investors,” as that term is defined in Rule 501 of Regulation D, and to non-U.S. residents, based on representations and warranties provided by the purchasers of the Units in their respective subscription agreements entered into between each purchaser and the Company.

GarWood Securities, LLC, a FINRA registered broker/dealer, acted as the Placement Agent of the Units in the Offering.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By: /s/ RONALD EVERETT
Ronald Everett
Chief Financial Officer

Dated: March 11, 2011